Exhibit 99.1

Hain Celestial Reports Fiscal Fourth Quarter and Fiscal Year 2026 Financial Results

Net cash provided by operations increased by approximately 250% year-over-year in fiscal 2026

HOBOKEN, N.J., Sept. 14, 2026 — The Hain Celestial Group, Inc. (Nasdaq: HAIN) (“Hain” or the “Company”), a leading global health and wellness company whose purpose is to inspire healthier living through better-for-you brands, today reported financial results for its fiscal fourth quarter and fiscal year ended June 30, 2026. In a separate press release issued today, the Company announced it has reached a definitive agreement to sell its International business.

“Fiscal 2026 was a pivotal year for Hain. We simplified our portfolio, reduced debt, significantly improved free cash flow and exited the year with improving momentum across the business. Our fourth quarter results reflected encouraging sequential improvement, including organic net sales growth in North America, gross margin and adjusted EBITDA margin expansion, and continued progress on productivity and cost discipline initiatives,” stated Alison Lewis, President and CEO.

Lewis continued, “Assuming we successfully complete the transaction announced today to sell our International business and that we reach an agreement with our lenders to extend of our December debt maturity, we would expect to become a more focused North American company with leading brands in attractive categories and a streamlined operating model.”

FINANCIAL HIGHLIGHTS*

Summary of Fiscal Fourth Quarter Results Compared to the Prior Year Period

•
Net sales were $263 million, down 28% year-over-year, driven primarily by the divestiture of our North American snacks business.
o
Organic net sales decreased 2% compared to the prior year period.
▪
The decrease in organic net sales was comprised of a 2-point decrease in volume/mix and flat pricing.
•
Gross profit margin was 22.5%, a 200-basis point increase from the prior year period.
o
Adjusted gross profit margin was 22.7%, a 230-basis point increase from the prior year period.
•
Net loss was $62 million, compared to a net loss of $273 million in the prior year period.
o
Adjusted net loss was $4 million, compared to adjusted net loss of $2 million in the prior year period.
•
Adjusted EBITDA was $19 million, compared to $20 million in the prior year period.
•
Loss per diluted share was $0.68, compared to a loss per diluted share of $3.06 in the prior year period.
o
Adjusted loss per diluted share was $0.05, compared to adjusted loss per diluted share of $0.02 in the prior year period.

________________________________

*This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures and other non-GAAP financial calculations are provided in the tables included in this press release.

Summary of Fiscal Year 2026 Results Compared to the Prior Year

•
Net sales were $1,353 million, down 13% year-over-year.
o
Organic net sales decreased 3% compared to the prior year.
▪
The decrease in organic net sales was comprised of a 3-point decrease in volume/mix, partially offset by a 1-point increase in pricing.
•
Gross profit margin was 20.1%, a 130-basis point decrease from the prior year.
o
Adjusted gross profit margin was 20.5%, a 100-basis point decrease from the prior year.
•
Net loss was $305 million, compared to a net loss of $531 million in the prior year.
o
Adjusted net loss was $16 million, compared to adjusted net income of $8 million in the prior year.
•
Adjusted EBITDA was $89 million, compared to $114 million in the prior year.
•
Loss per diluted share was $3.36, compared to a loss per diluted share of $5.89 in the prior year.
o
Adjusted loss per diluted share was $0.17, compared to adjusted earnings per diluted share of $0.09 in the prior year.

Cash Flow and Balance Sheet Highlights

•
Net cash provided by operating activities was $11 million in the fiscal fourth quarter, compared to net cash used in operating activities of $3 million in the prior year period; net cash provided by operating activities was $78 million in fiscal 2026 compared to $22 million in the prior year.
•
Free cash flow was $7 million in the fiscal fourth quarter, compared to an outflow of $9 million in the prior year period; free cash flow was $58 million in fiscal 2026 compared to an outflow of $3 million in the prior year.
•
Total debt was $558 million at the end of the fiscal fourth quarter, down from $705 million at the beginning of the fiscal year.
•
Net debt was $500 million at the end of the fiscal fourth quarter, compared to $650 million at the beginning of the fiscal year.
•
The company ended the fiscal fourth quarter with a net secured leverage ratio of 4.5x as calculated under our credit agreement.

SEGMENT HIGHLIGHTS

The company operates under two reportable segments: North America and International.

	Net Sales
	Q4 FY26					Q4 FY26 YTD
	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y
North America	112	-46%	-47%	0%	2%	685	-23%	-23%	0%	0%
International	151	-4%	-1%	1%	-4%	668	0%	0%	4%	-4%

Total	263	-28%	-26%	0%	-2%	1,353	-13%	-13%	2%	-3%
* May not add due to rounding

[1] Reflects the impact within reported net sales growth of the following items that are excluded from organic net sales growth: net sales from divested brands (ParmCrisps®, Garden Veggie Snacks™, Terra® chips and Garden of Eatin'® snacks brands), held for sale businesses (Personal Care), discontinued brands, and exited product categories.

North America

Fiscal fourth quarter organic net sales increased by 2% year-over-year, primarily driven by growth in meal prep on strength in yogurt, partially offset by lower sales in baby & kids.

Segment gross profit was $34 million and adjusted gross profit was $35 million in the fiscal fourth quarter, representing decreases of 14% and 12%, respectively, from the prior year period. Gross margin was 30.6% and adjusted gross margin was 31.1%, representing increases of 1,140 and 1,190 basis points, respectively, from the prior year period. The increases in margin were primarily driven by an increase in volume / mix and productivity savings, partially offset by cost inflation.

Adjusted EBITDA in the fiscal fourth quarter was $16 million, an increase of 55% compared to the prior year period. The increase was driven primarily by SG&A reduction and productivity savings, partially offset by lower volume/mix and cost inflation. Adjusted EBITDA margin was 14.4% of net sales, a 940-basis point increase compared to the prior year period.

Fiscal 2026 organic net sales were effectively flat year-over-year, as growth in meal prep and beverages was offset by lower sales in baby & kids.

Segment gross profit was $157 million and adjusted gross profit was $162 million in fiscal 2026, representing decreases of 19% and 17%, respectively, from the prior year. Gross margin was 22.9% and adjusted gross margin was 23.7%, representing increases of 120 and 180 basis points, respectively, from the prior year. The increases in margin were primarily driven by productivity savings and pricing, partially offset by cost inflation.

Adjusted EBITDA in fiscal 2026 was $61 million, a decrease of 7% compared to the prior year. The decrease was driven primarily by lower volume / mix and cost inflation, partially offset by productivity savings, reduction in SG&A, and pricing. Adjusted EBITDA margin was 8.9% of net sales, a 160-basis point increase compared to the prior year.

International

Fiscal fourth quarter organic net sales decreased by 4% year-over-year, primarily driven by lower sales in meal prep and baby & kids, partially offset by growth in beverages.

Segment gross profit and adjusted gross profit in the fiscal fourth quarter were both $25 million, each representing a 28% decrease from the prior year period. Gross margin and adjusted gross margin were both 16.6%, each representing a 555-basis point decrease from the prior year period. The decreases in margin were primarily driven by cost inflation, partially offset by productivity savings.

Adjusted EBITDA in the fiscal fourth quarter was $12 million, compared to $21 million in the prior year period, a decrease of 41%. The decrease was primarily driven by cost inflation and lower volume/mix, partially offset by productivity savings. Adjusted EBITDA margin was 8.1% compared to 13.3% in the prior year period.

Fiscal 2026 organic net sales decreased by 4% year-over-year, primarily driven by lower sales in baby & kids and meal prep.

Segment gross profit and adjusted gross profit in fiscal 2026 were both $115 million, each representing an 18% decrease from the prior year. Gross margin and adjusted gross margin were both 17.2%, each representing a 380-basis point decrease from the prior year. The decreases in margin were primarily driven by cost inflation, partially offset by productivity savings.

Adjusted EBITDA in fiscal 2026 was $63 million, compared to $86 million in the prior year, a decrease of 26%. The decrease was primarily driven by cost inflation and lower volume / mix, partially offset by productivity savings and pricing. Adjusted EBITDA margin was 9.5% compared to 12.8% in the prior year.

CATEGORY HIGHLIGHTS

	Net Sales
	Q4 FY26					Q4 FY26 YTD
	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y	$ Millions	Reported Growth Y/Y	M&A/Exit Impact[1]	FX Impact	Organic Growth Y/Y
Baby & Kids	52	-12%	-1%	0%	-11%	215	-11%	-1%	2%	-12%
Beverages	55	-1%	0%	1%	-2%	256	4%	0%	4%	1%
Meal Prep	135	-4%	-7%	0%	3%	620	-3%	-5%	3%	0%
Snacks	9	-91%	-84%	0%	-7%	213	-43%	-36%	0%	-7%
Personal Care	12	-19%	n/a	n/a	n/a	49	-21%	n/a	n/a	n/a

Total	263	-28%	-26%	0%	-2%	1,353	-13%	-13%	2%	-3%
* May not add due to rounding

[1] Reflects the impact within reported net sales growth of the following items that are excluded from organic net sales growth: net sales from divested brands (ParmCrisps®, Garden Veggie Snacks™, Terra® chips and Garden of Eatin'® snacks brands), held for sale businesses (Personal Care), discontinued brands, and exited product categories.

Baby & Kids

The fiscal fourth quarter organic net sales decline of 11% year-over-year was driven primarily by formula and purees in North America and purees in the UK, partially offset by growth in finger foods in North America.

The fiscal 2026 organic net sales decline of 12% year-over-year was driven primarily by purees in both regions and by formula in North America, partially offset by growth in finger foods and cereal in North America.

Beverages

The fiscal fourth quarter organic net sales decline of 2% year-over-year was due to promotional activity in North America. Fiscal fourth quarter organic net sales grew 3% year-over-year in both tea in North America and in private label non-dairy beverage in Europe.

Fiscal 2026 organic net sales increased by 1% year-over-year driven by tea in North America and private label non-dairy beverage in Europe, partially offset by branded non-dairy beverage in Europe.

Meal Prep

Fiscal fourth quarter organic net sales increased by 3% year-over-year driven primarily by growth in yogurt in North America.

Fiscal 2026 organic net sales were flat year-over-year as growth in yogurt in North America was offset by private label contract losses in spreads & drizzles and softness in plant-based meat internationally.

Snacks

Following the disposition of the North American snacks business, the snacks category is comprised of jellies in the International segment. Organic net sales declined 7% year-over-year in both the fiscal fourth quarter and fiscal 2026.

Conference Call and Webcast Information

Hain Celestial will host a conference call and webcast today at 8:00 AM ET to discuss its results. The live webcast and accompanying presentation are available under the Investors section of the company’s corporate website at www.hain.com. Investors and analysts can access the live call by dialing 833-461-5787 or 585-542-9983. The conference ID is 942039942. Participation by the press and public in the Q&A session will be in listen-only mode. A webcast replay of the call will be available shortly after the conclusion of the live call and archived for one year.

About The Hain Celestial Group, Inc.

Hain Celestial is a leading global health and wellness company whose purpose is to inspire healthier living for people, communities and the planet through better-for-you brands. For more than 30 years, Hain Celestial has intentionally focused on delivering nutrition and well-being that positively impacts today and tomorrow. Headquartered in Hoboken, N.J., Hain Celestial's products across beverages, yogurt, baby/kids and meal preparation are marketed and sold around the world. Our leading brands include Celestial Seasonings® teas, The Greek Gods® yogurt, Earth's Best® Organic and Ella's Kitchen® baby and kids foods, Joya® and Natumi® plant-based beverages, Hartley’s® jelly, as well as Cully & Sully®, Yorkshire Provender®, New Covent Garden® soups, among others. For more information, visit www.hain.com and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition; and our strategic initiatives and business strategy, including the pending sale of our International business.

Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: compliance with our credit agreement and our ability to refinance, retire and/or extend the maturity of our existing debt; our ability to execute our business strategy; our ability to complete the pending sale of our International business and manage the challenges and uncertainty facing our remaining business following the sale; challenges and uncertainty resulting from the impact of competition; changes to consumer preferences; our ability to manage our supply chain effectively; input cost inflation, including as a result of tariffs; reliance on independent contract manufacturers; disruption of operations at our manufacturing facilities; customer concentration; reliance on independent distributors; risks associated with operating internationally; risks associated with outsourcing arrangements; risks associated with geopolitical conflicts or events; our reliance on independent certification for a number of our products; our ability to attract and retain highly skilled people; risks related to tax matters; foreign currency exchange risk; general economic conditions; impairments in the carrying value of goodwill or other intangible assets; the reputation of our company and our brands; our ability to use and protect trademarks; cybersecurity incidents; disruptions to information technology systems; pending and future litigation, including litigation relating to Earth’s Best® baby food products; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; compliance with data privacy laws; the adequacy of our insurance coverage; climate impacts; liabilities, claims or regulatory change with respect to environmental matters; the potential cessation of our common stock’s listing on The Nasdaq Stock Market LLC; and other risks and matters described in our most recent Annual Report on Form 10-K, our Annual Report on Form

10-K expected to be filed today and our other filings from time to time with the U.S. Securities and Exchange Commission.

We undertake no obligation to update forward-looking statements to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including, among others, organic net sales; adjusted gross profit and its related margin; adjusted operating income and its related margin; adjusted net (loss) income and its related margin; diluted net (loss) income per common share, as adjusted; adjusted EBITDA and its related margin; free cash flow; and net debt. The reconciliations of historic non-GAAP financial measures to the comparable GAAP financial measures are provided in the tables below. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the company’s consolidated financial statements presented in accordance with GAAP.

We define our non-GAAP financial measures as follows:

•
Organic net sales: net sales excluding the impact of acquisitions, divestitures, held for sale businesses, discontinued brands, exited product categories and foreign exchange. To adjust organic net sales for the impact of acquisitions, the net sales of an acquired business are excluded from fiscal quarters constituting or falling within the current period and prior period where the applicable fiscal quarter in the prior period did not include the acquired business for the entire quarter. To adjust organic net sales for the impact of divestitures, held for sale businesses, discontinued brands and exited product categories, the net sales of a divested business, held for sale business, discontinued brand or exited product category are excluded from all periods. To adjust organic net sales for the impact of foreign exchange, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year.

•
Adjusted gross profit and its related margin: gross profit, before plant closure related costs, net and warehouse and manufacturing consolidation and other costs, net.

•
Adjusted operating income and its related margin: operating loss before goodwill impairment, costs associated with acquisitions, divestitures and other transactions, productivity and transformation costs, certain litigation expenses, net, long-lived asset and intangibles impairment, plant closure related costs, net, proceeds from insurance claim, CEO succession costs, warehouse and manufacturing consolidation and other costs, net.

•
Adjusted net (loss) income and its related margin and diluted net (loss) income per common share, as adjusted: net loss, adjusted to exclude the impact of goodwill impairment, costs associated with acquisitions, divestitures and other transactions, productivity and transformation costs, certain litigation expenses, net, long-lived asset and intangibles impairment, plant closure related costs, net, proceeds from insurance claim, CEO succession costs, warehouse and manufacturing consolidation and other costs, net , unrealized currency losses, loss (gain) on sales of assets, and the related tax effects of such adjustments.

•
Adjusted EBITDA and its related margin: net loss before depreciation and amortization, equity in net loss of equity-method investees, net interest expense, income taxes, stock-based compensation,

net, unrealized currency losses, certain litigation expenses, net, proceeds from insurance claim, productivity and transformation costs, plant closure related costs, net, warehouse and manufacturing consolidation and other costs, net, CEO succession costs, costs associated with acquisitions, divestitures and other transactions, loss (gain) on sales of assets, goodwill impairment and long-lived asset and intangibles impairment.

•
Free cash flow: net cash provided by (used in) operating activities less purchases of property, plant and equipment.

•
Net debt: total debt less cash and cash equivalents.

We believe that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the company’s operations and are useful for period-over-period comparisons of operations. We provide:

•
Organic net sales to demonstrate the growth rate of net sales excluding the impact of acquisitions, divestitures, held for sale businesses, discontinued brands, and exited product categories and foreign exchange, and believe organic net sales is useful to investors because it enables them to better understand the growth of our business from period to period.

•
Adjusted results as important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our Company and companies in our industry.

•
Free cash flow as one factor in evaluating the amount of cash available for discretionary investments.

•
Net debt as a useful measure to monitor leverage and evaluate the balance sheet.

We discuss the Company’s net secured leverage ratio as calculated under our credit agreement as a measure of our financial condition, liquidity and compliance with our credit agreement. For a description of the material terms of our credit agreement and risks of non-compliance with our credit agreement, see “Liquidity and Capital Resources” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K expected to be filed today and our other filings from time to time with the U.S. Securities and Exchange Commission.

Investor Relations Contact:

Alexis Tessier
Investor.Relations@hain.com

Media Contact:

Justin Godley

Justin.Godley@hain.com

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Fourth Quarter		Fourth Quarter Year to Date
	2026	2025	2026	2025

Net sales	$263,069	$363,348	$1,353,429	$1,559,780
Cost of sales	203,866	289,002	1,081,317	1,225,722
Gross profit	59,203	74,346	272,112	334,058
Selling, general and administrative expenses	62,546	67,416	248,039	271,833
Goodwill impairment	42,293	227,364	193,219	428,882
Amortization of acquired intangible assets	5,077	1,300	10,802	6,476
Productivity and transformation costs	4,520	5,033	22,039	21,530
Long-lived asset and intangibles impairment	430	24,911	27,394	66,940
Proceeds from insurance claim	-	-	(25,900)	-
Operating loss	(55,663)	(251,678)	(203,481)	(461,603)
Interest and other financing expense, net	11,882	12,841	56,957	51,253
Other (income) expense, net	(1,523)	(1,559)	46,342	875
Loss before income taxes and equity in net loss of equity-method investees	(66,022)	(262,960)	(306,780)	(513,731)
(Benefit) provision for income taxes	(4,097)	9,551	(2,208)	15,297
Equity in net loss of equity-method investees	24	104	351	1,813
Net loss	$(61,949)	$(272,615)	$(304,923)	$(530,841)

Net loss per common share:
Basic	$(0.68)	$(3.06)	$(3.36)	$(5.89)
Diluted	$(0.68)	$(3.06)	$(3.36)	$(5.89)

Shares used in the calculation of net loss per common share:
Basic	90,996	89,024	90,736	90,127
Diluted	90,996	89,024	90,736	90,127

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited and in thousands)

	June 30, 2026	June 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$58,078	$54,355
Accounts receivable, net	121,022	154,440
Inventories	149,275	248,731
Prepaid expenses and other current assets	82,017	43,169
Assets held for sale	5,882	29,603
Total current assets	416,274	530,298
Property, plant and equipment, net	184,665	264,730
Goodwill	246,079	500,961
Trademarks and other intangible assets, net	173,520	210,905
Operating lease right-of-use assets, net	49,057	71,171
Other assets	20,788	25,213
Total assets	$1,090,383	$1,603,278
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$125,497	$188,307
Accrued expenses and other current liabilities	143,560	68,426
Current portion of long-term debt	557,552	7,653
Liabilities related to assets held for sale	4,153	12,987
Total current liabilities	830,762	277,373
Long-term debt, less current portion	292	697,168
Deferred income taxes	32,930	40,332
Operating lease liabilities, noncurrent portion	44,409	65,284
Other noncurrent liabilities	27,195	48,116
Total liabilities	935,588	1,128,273
Stockholders' equity:
Common stock	1,135	1,125
Additional paid-in capital	1,243,863	1,238,402
Retained (deficit) earnings	(258,245)	46,678
Accumulated other comprehensive loss	(101,463)	(81,053)
	885,290	1,205,152
Less: Treasury stock	(730,495)	(730,147)
Total stockholders' equity	154,795	475,005
Total liabilities and stockholders' equity	$1,090,383	$1,603,278

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited and in thousands)

	Fourth Quarter		Fourth Quarter Year to Date
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(61,949)	$(272,615)	$(304,923)	$(530,841)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	13,508	11,357	52,552	44,259
Deferred income taxes	(5,759)	(1,798)	(8,446)	(4,423)
Equity in net loss of equity-method investees	24	104	351	1,813
Stock-based compensation, net	1,279	(1,273)	5,471	8,149
Goodwill impairment	42,293	227,364	193,219	428,882
Long-lived asset and intangibles impairment	430	24,911	27,394	66,940
Loss (gain) on sale of assets	209	(5,396)	48,710	(3,194)
Other non-cash items, net	718	1,365	3,589	2,138
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Accounts receivable	18,165	26,565	35,806	25,204
Inventories	13,378	7,251	72,934	(3,354)
Other current assets	2,148	11,393	(37,621)	3,114
Other assets and liabilities	(129)	1,881	(4,138)	1,320
Accounts payable and accrued expenses	(12,872)	(33,757)	(6,629)	(17,892)
Net cash provided by (used in) operating activities	11,443	(2,648)	78,269	22,115
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(4,609)	(6,224)	(20,613)	(25,284)
Proceeds from sale of assets, net	(204)	197	102,566	13,970
Investments and joint ventures, including proceeds from dispositions	-	10,000	-	12,570
Proceeds from termination of net investment hedges	-	-	-	2,363
Net cash (used in) provided by investing activities	(4,813)	3,973	81,953	3,619
CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank revolving credit facility	34,000	65,000	190,000	221,000
Repayments under bank revolving credit facility	(24,000)	(59,500)	(229,500)	(245,500)
Repayments under term loan	(1,875)	(9,375)	(108,600)	(15,000)
Payments of other debt, net	(24)	(3,503)	(2,666)	(3,524)
Employee shares withheld for taxes	(5)	(33)	(348)	(1,414)
Proceeds from termination of fair value hedge	-	-	-	552
Net cash provided by (used in) financing activities	8,096	(7,411)	(151,114)	(43,886)
Effect of exchange rate changes on cash	(959)	16,016	(5,385)	18,200
Net increase in cash and cash equivalents	13,767	9,930	3,723	48
Cash and cash equivalents at beginning of period	44,311	44,425	54,355	54,307
Cash and cash equivalents at end of period	$58,078	$54,355	$58,078	$54,355

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Adjusted EBITDA by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q4 FY26	$111,817	$151,252	$-	$263,069
Net sales - Q4 FY25	$205,790	$157,558	$-	$363,348
% change - FY26 net sales vs. FY25 net sales	(45.7)%	(4.0)%		(27.6)%

Gross Profit
Q4 FY26
Gross profit	$34,161	$25,042	$-	$59,203
Non-GAAP adjustments(1)	580	-	-	580
Adjusted gross profit	$34,741	$25,042	$-	$59,783
% change - FY26 gross profit vs. FY25 gross profit	(13.6)%	(28.1)%		(20.4)%
% change - FY26 adjusted gross profit vs. FY25 adjusted gross profit	(12.1)%	(28.1)%		(19.6)%
Gross margin	30.6%	16.6%		22.5%
Adjusted gross margin	31.1%	16.6%		22.7%

Q4 FY25
Gross profit	$39,522	$34,824	$-	$74,346
Non-GAAP adjustments(1)	(15)	-	-	(15)
Adjusted gross profit	$39,507	$34,824	$-	$74,331
Gross margin	19.2%	22.1%		20.5%
Adjusted gross margin	19.2%	22.1%		20.5%

Adjusted EBITDA
Q4 FY26
Adjusted EBITDA	$16,145	$12,324	$(9,727)	$18,742
% change - FY26 Adjusted EBITDA vs. FY25 Adjusted EBITDA	55.3%	(41.1)%	14.9%	(5.8)%
Adjusted EBITDA margin	14.4%	8.1%		7.1%

Q4 FY25
Adjusted EBITDA	$10,398	$20,938	$(11,430)	$19,906
Adjusted EBITDA margin	5.1%	13.3%		5.5%

(1)See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net (Loss) Income and Adjusted Net (Loss) Income per Diluted Share"

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Sales, Gross Profit and Adjusted EBITDA by Segment
(unaudited and in thousands)

	North America	International	Corporate/Other	Hain Consolidated
Net Sales
Net sales - Q4 FY26 YTD	$685,053	$668,376	$-	$1,353,429
Net sales - Q4 FY25 YTD	$888,626	$671,154	$-	$1,559,780
% change - FY26 net sales vs. FY25 net sales	(22.9)%	(0.4)%		(13.2)%

Gross Profit
Q4 FY26 YTD
Gross profit	$156,895	$115,217	$-	$272,112
Non-GAAP adjustments(1)	5,382	-	-	5,382
Adjusted gross profit	$162,277	$115,217	$-	$277,494
% change - FY26 gross profit vs. FY25 gross profit	(18.7)%	(18.4)%		(18.5)%
% change - FY26 adjusted gross profit vs. FY25 adjusted gross profit	(16.6)%	(18.4)%		(17.4)%
Gross margin	22.9%	17.2%		20.1%
Adjusted gross margin	23.7%	17.2%		20.5%

Q4 FY25 YTD
Gross profit	$192,910	$141,148	$-	$334,058
Non-GAAP adjustments(1)	1,764	-	-	1,764
Adjusted gross profit	$194,674	$141,148	$-	$335,822
Gross margin	21.7%	21.0%		21.4%
Adjusted gross margin	21.9%	21.0%		21.5%

Adjusted EBITDA
Q4 FY26 YTD
Adjusted EBITDA	$61,236	$63,458	$(35,686)	$89,008
% change - FY26 Adjusted EBITDA vs. FY25 Adjusted EBITDA	(6.5)%	(26.2)%	5.3%	(21.8)%
Adjusted EBITDA margin	8.9%	9.5%		6.6%

Q4 FY25 YTD
Adjusted EBITDA	$65,470	$86,000	$(37,681)	$113,789
Adjusted EBITDA margin	7.4%	12.8%		7.3%

(1)See accompanying table "Adjusted Gross Profit, Adjusted Operating Income, Adjusted Net (Loss) Income and Adjusted Net (Loss) Income per Diluted Share"

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Gross Profit and Adjusted Operating Income
(unaudited and in thousands)

Reconciliation of Gross Profit, GAAP to Gross Profit, as Adjusted:
	Fourth Quarter		Fourth Quarter Year to Date
	2026	2025	2026	2025
Gross profit, GAAP	$59,203	$74,346	$272,112	$334,058
Adjustments to Cost of sales:
Plant closure related costs, net	580	(15)	5,382	1,380
Warehouse/manufacturing consolidation and other costs, net	-	-	-	384
Gross profit, as adjusted	$59,783	$74,331	$277,494	$335,822

Reconciliation of Operating Loss, GAAP to Operating Income, as Adjusted:
	Fourth Quarter		Fourth Quarter Year to Date
	2026	2025	2026	2025
Operating loss, GAAP	$(55,663)	$(251,678)	$(203,481)	$(461,603)
Adjustments to Cost of sales:
Plant closure related costs, net	580	(15)	5,382	1,380
Warehouse/manufacturing consolidation and other costs, net	-	-	-	384

Adjustments to Operating expenses(a):
Goodwill impairment	42,293	227,364	193,219	428,882
Transaction and integration costs, net	9,390	86	14,125	(488)
Productivity and transformation costs	4,520	5,033	22,039	21,530
Certain litigation expenses, net(b)	1,703	1,219	4,867	3,473
Long-lived asset and intangibles impairment	430	24,911	27,394	66,940
Plant closure related costs, net	93	1	374	(165)
Proceeds from insurance claim(c)	-	-	(25,900)	-
CEO succession	-	4,774	-	4,774
Operating income, as adjusted	$3,346	$11,695	$38,019	$65,107

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses, productivity and transformation costs, long-lived asset and intangibles impairment and goodwill impairment.

(b) Expenses and items relating to securities class action, baby food litigation and SEC investigation.
(c) Represents a receivable under the Company's representation and warranty insurance related to one of its prior acquisitions, which was collected on January 2, 2026.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted Net (Loss) Income and Adjusted Net (Loss) Income per Diluted Share
(unaudited and in thousands, except per share amounts)

Reconciliation of Net Loss, GAAP to Net (Loss) Income, as Adjusted:
	Fourth Quarter		Fourth Quarter Year to Date
	2026	2025	2026	2025
Net loss, GAAP	$(61,949)	$(272,615)	$(304,923)	$(530,841)
Adjustments to Cost of sales:
Plant closure related costs, net	580	(15)	5,382	1,380
Warehouse/manufacturing consolidation and other costs, net	-	-	-	384

Adjustments to Operating expenses(a):
Goodwill impairment	42,293	227,364	193,219	428,882
Transaction and integration costs, net	9,390	86	14,125	(488)
Productivity and transformation costs	4,520	5,033	22,039	21,530
Certain litigation expenses, net(b)	1,703	1,219	4,867	3,473
Long-lived asset and intangibles impairment	430	24,911	27,394	66,940
Plant closure related costs, net	93	1	374	(165)
Proceeds from insurance claim(c)	-	-	(25,900)	-
CEO succession	-	4,774	-	4,774

Adjustments to Interest and other expense (income), net(d):
Unrealized currency losses	328	3,116	951	3,941
Loss (gain) on sale of assets	209	(5,396)	48,710	(3,194)

Adjustments to (Benefit) provision for income taxes:
Net tax impact of non-GAAP adjustments	(1,992)	9,838	(1,859)	11,453
Net (loss) income, as adjusted	$(4,395)	$(1,684)	$(15,621)	$8,069
Net loss margin	(23.5)%	(75.0)%	(22.5)%	(34.0)%
Adjusted net (loss) income margin	(1.7)%	(0.5)%	(1.2)%	0.5%

Diluted shares used in the calculation of net loss per common share:	90,996	89,024	90,736	90,127
Diluted shares used in the calculation of adjusted net (loss) income per common share:	90,996	89,024	90,736	90,380

Diluted net loss per common share, GAAP	$(0.68)	$(3.06)	$(3.36)	$(5.89)
Diluted net (loss) income per common share, as adjusted	$(0.05)	$(0.02)	$(0.17)	$0.09

(a) Operating expenses include amortization of acquired intangibles, selling, general and administrative expenses, productivity and transformation costs, long-lived asset and intangibles impairment and goodwill impairment.

(b) Expenses and items relating to securities class action, baby food litigation and SEC investigation.
(c) Represents a receivable under the Company's representation and warranty insurance related to one of its prior acquisitions, which was collected on January 2, 2026.
(d) Interest and other expense (income), net includes interest and other financing expenses, net, unrealized currency losses, loss (gain) on sale of assets and other expense, net.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Organic Net Sales Growth by Segment
(unaudited and in thousands)

Q4 FY26	North America	International	Hain Consolidated
Net sales	$111,817	$151,252	$263,069
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	14,056	731	14,787
Less: Impact of foreign currency exchange	(18)	1,596	1,578
Organic net sales	$97,779	$148,925	$246,704

Q4 FY25
Net sales	$205,790	$157,558	$363,348
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	109,615	2,475	112,090
Organic net sales	$96,175	$155,083	$251,258

Net sales decline	(45.7)%	(4.0)%	(27.6)%
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	(47.4)%	(1.0)%	(26.2)%
Less: Impact of foreign currency exchange	(0.0)%	1.0%	0.4%
Organic net sales growth (decline)	1.7%	(4.0)%	(1.8)%

Q4 FY26 YTD	North America	International	Hain Consolidated
Net sales	$685,053	$668,376	$1,353,429
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	252,165	5,659	257,824
Less: Impact of foreign currency exchange	249	29,363	29,612
Organic net sales	$432,639	$633,354	$1,065,993

Q4 FY25 YTD
Net sales	$888,626	$671,154	$1,559,780
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	456,786	9,251	466,037
Organic net sales	$431,840	$661,903	$1,093,743

Net sales decline	(22.9)%	(0.4)%	(13.2)%
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	(23.1)%	(0.5)%	(12.6)%
Less: Impact of foreign currency exchange	0.0%	4.4%	1.9%
Organic net sales growth (decline)	0.2%	(4.3)%	(2.5)%

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Organic Net Sales Growth by Category
(unaudited and in thousands)

Q4 FY26	Baby & Kids	Beverages	Meal Prep	Snacks	Personal Care	Hain Consolidated
Net sales	$52,313	$55,370	$135,004	$8,515	$11,867	$263,069
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	167	-	1,444	1,309	11,867	14,787
Less: Impact of foreign currency exchange	203	778	569	28	-	1,578
Organic net sales	$51,943	$54,592	$132,991	$7,178	$-	$246,704

Q4 FY25
Net sales	$59,327	$55,783	$140,196	$93,324	$14,718	$363,348
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	879	42	10,852	85,599	14,718	112,090
Organic net sales	$58,448	$55,741	$129,344	$7,725	$-	$251,258

Net sales decline	(11.8)%	(0.7)%	(3.7)%	(90.9)%	(19.4)%	(27.6)%
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	(1.0)%	0.0%	(6.9)%	(83.8)%	n/a	(26.2)%
Less: Impact of foreign currency exchange	0.3%	1.4%	0.4%	0.0%	n/a	0.4%
Organic net sales (decline) growth	(11.1)%	(2.1)%	2.8%	(7.1)%	n/a	(1.8)%

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Organic Net Sales Growth by Category
(unaudited and in thousands)

Q4 FY26 YTD	Baby & Kids	Beverages	Meal Prep	Snacks	Personal Care	Hain Consolidated
Net sales	$214,828	$255,979	$620,121	$213,208	$49,293	$1,353,429
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	2,849	32	20,732	184,918	49,293	257,824
Less: Impact of foreign currency exchange	3,667	8,897	16,013	1,035	-	29,612
Organic net sales	$208,312	$247,050	$583,376	$27,255	$-	$1,065,993

Q4 FY25 YTD
Net sales	$241,552	$245,147	$639,507	$371,012	$62,562	$1,559,780
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	5,291	145	56,252	341,787	62,562	466,037
Organic net sales	$236,261	$245,002	$583,255	$29,225	$-	$1,093,743

Net sales (decline) growth	(11.1)%	4.4%	(3.0)%	(42.5)%	(21.2)%	(13.2)%
Less: Impact of divestitures, held for sale businesses, discontinued brands and exited product categories	(0.8)%	(0.0)%	(5.5)%	(36.1)%	n/a	(12.6)%
Less: Impact of foreign currency exchange	1.5%	3.6%	2.5%	0.3%	n/a	1.9%
Organic net sales (decline) growth	(11.8)%	0.8%	0.0%	(6.7)%	n/a	(2.5)%

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Adjusted EBITDA
(unaudited and in thousands)

	Fourth Quarter		Fourth Quarter Year to Date
	2026	2025	2026	2025

Net loss	$(61,949)	$(272,615)	$(304,923)	$(530,841)

Depreciation and amortization	13,508	11,357	52,552	44,259
Equity in net loss of equity-method investees	24	104	351	1,813
Interest expense, net	10,431	11,689	50,154	47,773
(Benefit) provision for income taxes	(4,097)	9,551	(2,208)	15,297
Stock-based compensation, net	1,279	(1,273)	5,471	8,149
Unrealized currency losses	328	3,116	951	3,823
Certain litigation expenses, net(a)	1,703	1,219	4,867	3,473
Proceeds from insurance claim(b)	-	-	(25,900)	-
Restructuring activities
Productivity and transformation costs	4,520	5,033	22,039	21,530
Plant closure related costs, net	673	(14)	2,206	1,215
Warehouse/manufacturing consolidation and other costs, net	-	-	-	384
CEO succession	-	4,774	-	4,774
Acquisitions, divestitures and other
Transaction and integration costs, net	9,390	86	14,125	(488)
Loss (gain) on sale of assets	209	(5,396)	48,710	(3,194)
Impairment charges
Goodwill impairment	42,293	227,364	193,219	428,882
Long-lived asset and intangibles impairment	430	24,911	27,394	66,940
Adjusted EBITDA	$18,742	$19,906	$89,008	$113,789

(a) Expenses and items relating to securities class action, baby food litigation and SEC investigation.
(b) Represents a receivable under the Company's representation and warranty insurance related to one of its prior acquisitions, which was collected on January 2, 2026.

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Free Cash Flow
(unaudited and in thousands)

	Fourth Quarter		Fourth Quarter Year to Date
	2026	2025	2026	2025

Net cash provided by (used in) operating activities	$11,443	$(2,648)	$78,269	$22,115
Purchases of property, plant and equipment	(4,609)	(6,224)	(20,613)	(25,284)
Free cash flow	$6,834	$(8,872)	$57,656	$(3,169)

THE HAIN CELESTIAL GROUP, INC. AND SUBSIDIARIES
Net Debt
(unaudited and in thousands)

	June 30, 2026	June 30, 2025
Debt
Current portion of long-term debt	$557,552	$7,653
Long-term debt, less current portion	292	697,168
Total debt	557,844	704,821
Less: Cash and cash equivalents	58,078	54,355
Net debt	$499,766	$650,466